     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2000
                                                      REGISTRATION NO. 333-86991
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               MAXTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                               3572                         77-0123732
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION NUMBER)            IDENTIFICATION NO.)

                              510 COTTONWOOD DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 432-1700
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MICHAEL R. CANNON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MAXTOR CORPORATION
                              510 COTTONWOOD DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 432-1700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            DIANE HOLT FRANKLE, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                            Palo Alto, CA 94301-1825
                                 (650) 833-2000

       Approximate date of commencement of proposed sale to the public: October 1, 1999.
       If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES

       The 8,200,000 shares (the "Shares") of Common Stock, $0.01 par value per share, of Maxtor Corporation (the "Company") registered on the Registration Statement on Form S-3 (File No. 333-86991) (the "Registration Statement") were issued in a private transaction related to the Company's acquisition of all of the outstanding stock of Creative Design Solutions, Inc. ("CDS") pursuant to a merger of CDS with and into a newly formed, wholly-owned subsidiary of the Company (the "Acquisition"). The Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act") and to use its best efforts to cause the registration statement covering the Shares to remain effective until the earlier of (i) the date all of the Shares registered thereunder may be sold under Rule 144 in one three-month period; or (ii) one (1) year following the closing of the Acquisition on September 10, 1999. Therefore, the Company hereby amends the Registration Statement to withdraw from registration all 8,200,000 Shares under the Registration Statement.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milpitas, County of Santa Clara, State of California on October 12, 2000.

                                             MAXTOR CORPORATION
                                             By: /s/ Glenn H. Stevens
                                             -----------------------------------
                                             Glenn H. Stevens
                                             Vice President, General Counsel and
                                             Secretary


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           SIGNATURE                                TITLE                       DATE
           ---------                                -----                       ----
/s/ Dr. Chong Sup Park*                     Chairman of the Board         October 12, 2000
--------------------------------
Dr. Chong Sup Park


/s/ Michael R. Cannon*                    President, Chief Executive      October 12, 2000
--------------------------------             Officer and Director
Michael R. Cannon


/s/ Paul J. Tufano*                    Senior Vice President, Finance,    October 12, 2000
--------------------------------         Chief Financial Officer and
Paul J. Tufano                           Principal Accounting Officer



/s/ Charles Hill*                                  Director               October 12, 2000
--------------------------------
Charles Hill


/s/ Charles F. Christ*                             Director               October 12, 2000
--------------------------------
Charles F. Christ


/s/ Y.H. Kim*                                      Director               October 12, 2000
--------------------------------
Y.H. Kim


/s/ Thomas Chun*                                   Director               October 12, 2000
--------------------------------
Thomas Chun


/s/ Roger W. Johnson*                              Director               October 12, 2000
--------------------------------
Roger W. Johnson

*By: /s/  Glenn H. Stevens
    ----------------------------
    Attorney-in-Fact



                                      II-3